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                                                                    EXHIBIT 23.1

Consent Of Independent Certified Public Accountants


Microelectronic Packaging, Inc.
San Diego, California


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-06677) of our report dated March 16, 1998 relating to the consolidated financial statements of Microelectronic Packaging, Inc., and of our report dated March 16, 1998 relating to the schedule, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/BDO Seidman, LLP
BDO SEIDMAN, LLP


Costa Mesa, California
March 30, 1998